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                                                                 EXHIBIT 10(yy)

                                 SETTLEMENT AGREEMENT


          SETTLEMENT AGREEMENT made this 30th day of April, 1998 among Computerized Thermal Imaging, Inc., a Nevada corporation ("CTI"), Lockwood Resources Limited, a British Virgin Islands corporation ("LRL"), Y.L. Hirsch ("YLH")(LRL and YLH are sometimes collectively referred to as "PURCHASERS"), and Ari Goldstein ("AG").

          WHEREAS:

          A. On or about April 22, 1997, CTI issued its 12% Series A Senior Subordinated Convertible Debenture Due April 30, 1998 in the principal face amount of [INTENTIONALLY REDACTED. INFORMATION IS THE SUBJECT OF A PENDING CONFIDENTIAL TREATMENT REQUEST.] to LRL ("DEBENTURE I") and the principal face amount of [INTENTIONALLY REDACTED. INFORMATION IS THE SUBJECT OF A PENDING CONFIDENTIAL TREATMENT REQUEST.] to YLH ("DEBENTURE II") (Debenture I and Debenture II are sometimes collectively "DEBENTURES") which the Purchasers paid for in full;

          B. The Debentures provide, INTER ALIA, that the Holder is entitled to convert the Debenture into the common stock of CTI under certain circumstances;

          C. The parties have a dispute as to the interpretation of the meaning and intent of the Debentures, and CTI has commenced an action in the United States District Court for the Southern District of Florida entitled COMPUTERIZED THERMAL IMAGING, INC. V. SELECT CAPITAL ADVISORS ET.AL., Case No. 97-3960 (Nesbitt) against Purchasers, AG and others ("LAWSUIT"); and

          D. The parties wish to resolve and clarify all present disputes among them and to settle the Lawsuit as among the parties to this Settlement Agreement.

          NOW THEREFORE, it is agreed:

          1.    DEBENTURES.

          (a) The due date of the Debentures shall be extended from April 30, 1998 until December 31, 1998.

          (b) Including interest, penalties and other permissible charges as provided in the Debentures, the parties agree [INTENTIONALLY REDACTED. INFORMATION IS THE SUBJECT OF A PENDING CONFIDENTIAL TREATMENT REQUEST.]. Provided CTI is not in default under this Settlement Agreement, no further interest or penalties shall accrue under the Debentures.

          (c) CTI shall be entitled to redeem the Debentures in full but not partially at any time ("REDEMPTION") for Value I or Value II, as the case may be, at 100% of Value I or Value II, less the dollar amount of any conversions which have occurred, or the dollar amount of any Notices of Conversions which were sent or faxed to CTI by LRL or YLH prior to Redemption ("REDEMPTION PRICE"). A Redemption shall be effectuated by CTI sending to LRL or YLH a written Notice of Redemption, at the addresses and fax numbers provided in
Section 15 below. If a Notice of Conversion and Notice of Redemption are sent on the same date, the Notice of Conversion shall be controlling, and the Notice of Redemption shall be for the balance of Value I or Value II less the dollar amount of the Notice of Conversion, as applicable to either Purchaser. Any Notice of Redemption must be for both Debenture I and Debenture II, or such Notice of Redemption shall be ineffective. Payment of the Redemption Price shall be made by wire transfer within 4 days after the Notice of Redemption is sent, to an account or accounts designated by Purchasers within 2 days after the Notice of Redemption is sent. CTI shall not withhold any amounts from the Redemption Price for United States or other income tax and shall be required to pay the Redemption Price upon Redemption in full.
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          2.    FIRST CONVERSION.  CTI shall honor the Notice of Conversion sent by YLH on April 21, 1998 [INTENTIONALLY REDACTED. INFORMATION IS THE SUBJECT OF A PENDING CONFIDENTIAL TREATMENT REQUEST.] and deliver such common stock to YLH's agent, as set forth below, freely tradeable and without restrictive legend, simultaneously with the execution of this Settlement Agreement. Thus, as of the date this Settlement Agreement is executed, Value II shall be [INTENTIONALLY REDACTED. INFORMATION IS THE SUBJECT OF A PENDING CONFIDENTIAL TREATMENT REQUEST.].

          3.    SUBSEQUENT CONVERSIONS.

          (a) CTI shall honor all Notices of Conversion sent by fax to CTI. The terms and conditions of the Debentures shall govern all conversions except that:

          (i) The conversion price shall be [INTENTIONALLY REDACTED. INFORMATION IS THE SUBJECT OF A PENDING CONFIDENTIAL TREATMENT REQUEST.].

          (ii) The conversion shall be effective when Purchasers fax the Notice of Conversion to CTI without surrendering the Debentures. Unlegended and unrestricted CTI shares of common stock, as set forth in the Notice of Conversion, shall be delivered to Purchasers or their agent, within 3 days from the date the Notice of Conversion is received. No further documentation shall be required from Purchasers to effectuate conversion and delivery of the CTI shares of common stock. The penalty provisions in the Debentures shall apply to late deliveries of such shares. The Debentures shall be surrendered to CTI either upon Redemption and payment of the Redemption Price or within 3 days after the CTI common stock is received by the Purchasers for the last conversion of the Debentures into CTI common stock, whichever occurs first.

          (iii) Purchasers shall be entitled to sell in the aggregate on any trading day no more than 20,000 shares or 12% of that day's total trading volume for CTI common stock as reported on NASDAQ, whichever is greater ("MAXIMUM TRADE"). For example, if the total trading volume of CTI common stock is 760,000 shares, Purchasers shall be entitled to sell 91,200 shares of CTI common stock. However, nothing in this Settlement Agreement shall require Purchasers to make the Maximum Trade on any particular trading day.

          4. OPINION LETTER. Simultaneously with the execution of this Settlement Agreement, Purchasers' counsel shall deliver to CTI a letter expressing the opinion that the holding period for the Debentures has expired and that CTI may issue unlegended common stock to the Purchasers under the conversion feature of the Debentures.

          5.    SETTLEMENT OF LITIGATION.  Upon the execution of this
Settlement Agreement, CTI shall discontinue the Litigation with prejudice against LRL, YLH and AG by filing with the court a stipulation of discontinuance with prejudice, in a form satisfactory to the attorney for the LRL, YLH and AG, and any and all documentation or papers necessary to effectuate the discontinuance.

          6. RELEASE. Effective upon the execution and delivery of this Settlement Agreement, CTI for itself and each of its respective officers, directors, shareholders, employees, executors, administrators, affiliated entities, successors, representatives and assigns ("CTI PARTIES") hereby remise, release and forever discharge LRL, YLH, AG, their parents, affiliates, and/or subsidiaries, its and their predecessors, successors and assigns, and its and their past and present officers, directors, employees, servants, agents, contractors, attorneys and other representatives (collectively "RELEASED PARTIES") from any and all debts, demands, actions, causes of actions, claims, specialties, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, damages, executions, rights, liabilities, suits, sums and sums of money, accounts, reckonings, presentments, attorneys' liens rights to attorneys' fees whatsoever, in law or in equity, whether known or unknown, which any or all of the CTI Parties now has or ever had against the Released Parties from the beginning of the world to and including the date of this Settlement Agreement, including without limitation any and all claims arising with respect to, and/or in connections with the Litigation.


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          7.    CONFIDENTIALITY.  CTI and the Released Parties covenant and agree to maintain the terms of this Settlement Agreement and all negotiations relating to the subject matter of this Settlement Agreement as confidential between CTI and the Released Parties.

          8. OTHER AGREEMENTS, ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES. CTI and the Released Parties hereby acknowledge, represent, warrant, affirm and confirm the following:

          A. They have carefully read and understand the effect of this Settlement Agreement; they have had the assistance of separate counsel, or have elected to waive counsel, in carefully reviewing discussing and considering all terms of this Settlement Agreement; and counsel, if any, for each of them has read and considered this Settlement Agreement and advised such Party to execute the same.

          B. Neither CTI nor the Released Parties' execution of this Settlement Agreement is based upon its or their reliance upon any representation, understanding or agreement not expressly set forth herein, and no party (or its agent) had made any representations to any other party (or its agent) not expressly set forth herein; and further, but not in limitation of the foregoing, the parties have made no representations one to another which relate to or affect the consideration, cause or any condition for which this Settlement Agreement is granted and which representations have not been expressly embodied herein.

          C. Each of the parties does execute this Settlement Agreement as its free and voluntary act, without any duress, coercion or under influence exerted by or on behalf of the other party or any other party.

          D. Each of the parties has full and complete authorization and power to execute this Settlement Agreement in the capacity herein stated; and this Settlement Agreement is a valid binding and enforceable obligation of each of the parties and does not violate any law, rule, regulation, contract or agreement otherwise enforceable by any of the parties.

          E. CTI acknowledges that the Debentures are in full force and effect, and otherwise enforceable against CTI in accordance with their terms and conditions except as modified by this Settlement Agreement and have not been rescinded, conveyed, transferred, assigned, pledged or otherwise encumbered.

          F. This Settlement Agreement and its terms and conditions have been duly authorized by all proper and necessary corporate action of CTI, and is enforceable against CTI in strict accordance with its terms.

          G. CTI warrants and represents that there are 100,000,000 shares of its common stock, $0.001 par value authorized and, as of February 23, 1998, 44,567,975 shares of its common stock outstanding and that there are sufficient authorized shares to perform its obligations under this Settlement Agreement including but not limited to sufficient authorized shares available to convert the Debentures into common stock at a price which is at least 100% less than the current trading price as reported on NASDAQ.

          9. SEPARABILITY. If any terms, provision, covenant or condition of this Settlement Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          10. APPLICABLE LAW. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of New York unless preempted by federal law.


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          11.   COUNTERPARTS.  This Settlement Agreement may be executed in multiple identical counterparts, each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.

          12. TIME IS OF THE ESSENCE. Time shall be of the essence with respect to each and every of the various undertakings and obligations set forth in this Settlement Agreement.

          13. NO MODIFICATION OR WAIVER. None of the terms or provisions of this Settlement Agreement, may be changed, waived, modified, discharged, or terminated except by instrument in writing executed by the party against whom or which enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions this Settlement Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

          14. SUCCESSORS AND ASSIGNS. The provisions of this Settlement Agreement shall be binding upon, and shall inure to the benefit of, the respective successors, assigns, and participants of CTI, the Purchasers and AG and, the respective heirs, successors and assigns of the parties.

          15. NOTICES. Notices required to be given under this Settlement Agreement shall be sent by Fedex or other express mail delivery, and by facsimile to the parties at the addresses and fax numbers set forth below, as follows:

          If to CTI:
          Computerized Thermal Imaging, Inc.
          141 State Street, Suite 161
          Lake Oswego, Oregon 97034
          Fax: 503-650-8551

          If to YLH or AG:
          Portfolio investments Strategies Corp.
          6 Lake Street
          Monroe, New York 10950
          Fax: 914-774-7275

          If to LRL:
          c/o Lynch Rowin Novack Burnbaum & Crystal, P.C.
          300 East 42nd Street
          New York, New York 10017
          Att'n: Edward H. Burnbaum, Esq.
          Fax: 212-986-2907

Notices shall be effective as of the time they are sent.

          16. CONFLICTS. In the event there is a conflict between the terms and conditions of this Settlement Agreement, and the terms and conditions of the Debentures or the provisions of a certain Offshore Securities Subscription Agreement between CTI and the Purchasers, then the terms and conditions of this Settlement Agreement shall be controlling, and any and all previous transactions between the parties shall otherwise be ratified.


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          This Settlement Agreement has been executed as of the date first above written.

                              COMPUTERIZED THERMAL IMAGING, INC.


                              By:            /s/ David B. Johnton
                                 ----------------------------------------
                                        CEO


                              LOCKWOOD RESOURCES LIMITED


                              By:
                                 ----------------------------------------

                                 ----------------------------------------
                                   Y.L. HIRSCH


                                 ----------------------------------------
                                   ARI GOLDSTEIN



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